Exhibit 5.1

November 20, 2023

P10, Inc.

4514 Cole Ave., Suite 1600

Dallas, TX 75205

Ladies and Gentlemen:

We have acted as counsel to P10, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the resale by the selling stockholders named therein (the “Selling Stockholders”) of up to 22,243,654 shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A common stock”), consisting of (i) 7,485,016 outstanding shares of Class A common stock (the “Issued Shares”), (ii) up to 13,089 outstanding restricted shares of Class A common stock that remain subject to vesting (the “Issued Restricted Shares”), (iii) up to 13,777,083 shares of Class A common stock (the “Conversion Shares”) issuable upon conversion of shares of the Company’s Class B common stock, par value $0.001 per share (“Class B common stock”), (iv) up to 118,280 shares of Class A common stock issuable upon vesting and settlement of restricted stock units (the “RSU Shares”), and (v) up to 850,186 shares of Class A common stock issuable upon exercise of stock options (the “Option Shares”, and together with the Conversion Shares and the RSU Shares, the “Issuable Shares”) (the Issuable Shares, together with the Issued Shares and Issued Restricted Shares, the “Shares”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company’s Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws, each as currently in effect, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares are offered and sold as contemplated by the Registration Statement; (v) that the Shares will be sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement; (vi) at the time of the issuance of any Issuable Shares, the Company will be a validly existing corporation under the law of its jurisdiction of incorporation; (vii) after the issuance of the Issuable Shares, the total number of issued and outstanding shares of the Class A common stock, together with the total number of shares of the Class A common stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Class A common stock under the Company’s certificate of incorporation, as amended and then in effect; and (viii) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Issued Shares have been validly issued and are fully paid and nonassessable; (ii) the Issued Restricted Shares have been validly issued and are fully paid and nonassessable; and (iii) the Issuable Shares have been duly authorized by the Company and, when issued upon conversion, vesting or exercise, as applicable, will be validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction, other than the General Corporation Law of the State of Delaware. We do not express any opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP